Exhibit 99
FOR IMMEDIATE RELEASE
March 26, 2025

Cintas Corporation Announces
Fiscal 2025 Third Quarter Results

CINCINNATI, March 26, 2025 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2025 third quarter ended February 28, 2025. Revenue for the third quarter of fiscal 2025 was $2.61 billion compared to $2.41 billion in last year’s third quarter, an increase of 8.4%. Revenue growth in the quarter was positively impacted by 0.9% due to acquisitions and negatively impacted by 0.4% due to foreign currency exchange rate fluctuations. The organic revenue growth rate for the third quarter of fiscal 2025, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 7.9%.

Gross margin for the third quarter of fiscal 2025 was $1.32 billion compared to $1.19 billion in last year’s third quarter, an increase of 11.1%. Gross margin as a percentage of revenue was 50.6% for the third quarter of fiscal 2025 compared to 49.4% in last year's third quarter, an increase of 120 basis points.

Operating income for the third quarter of fiscal 2025 increased 17.1% to $609.9 million compared to $520.8 million in last year's third quarter. Operating income as a percentage of revenue was 23.4% in the third quarter of fiscal 2025 compared to 21.6% in last year's third quarter. Operating income for the third quarter of fiscal 2025 benefited from a $15.0 million gain on the sale of property and equipment, while the prior fiscal year third quarter was negatively impacted by a $15.0 million agreement in principle to settle a purported class action contract dispute. Both of these items were recorded in selling and administrative expenses.

Net income was $463.5 million for the third quarter of fiscal 2025 compared to $397.6 million in last year's third quarter, an increase of 16.6%. The third quarter of fiscal 2025 effective tax rate was 21.0% compared to 19.9% in last year's third quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Third quarter of fiscal 2025 diluted earnings per share (EPS) was $1.13 compared to $0.96 in last year's third quarter, an increase of 17.7%. The diluted EPS in each period is reflective of the impact of the four-for-one split of Cintas' common stock on September 11, 2024 (the Stock Split).

On March 14, 2025, Cintas paid an aggregate quarterly dividend of $158.1 million to shareholders, an increase of 14.9% from the amount paid last March.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, “Cintas delivered strong revenue growth, operating margins and cash flow generation in the third quarter. Our results are a testament to superb execution by our employee-partners and the differentiated value proposition we offer to our customers in providing for their image, safety, cleanliness and compliance needs.”

Mr. Schneider concluded, "As we close out a strong fiscal 2025, we are updating our annual revenue expectations from a range of $10.255 billion to $10.320 billion to a range of $10.280 billion to $10.305 billion. The $15.0 million reduction at the top of the range reflects the negative impact of the foreign currency exchange rate fluctuations experienced in the third quarter and the expected impact for the fourth quarter. While the top end of the range for the organic growth rate expectations remains unchanged at 7.7%, we are raising the low end of the organic growth rate expectations from 7.0% to 7.4%. Although foreign currency exchange rate fluctuations do not impact organic growth rates, they do impact total growth. Finally, we are raising our diluted EPS guidance from a range of $4.28 to $4.34 to a range of $4.36 to $4.40. Looking ahead, our superior products and services, unique culture and world-class team of employee-partners continue to position us to deliver meaningful value for our shareholders, customers and all stakeholders.”

Please keep in mind there are two fewer workdays in fiscal 2025 compared to fiscal 2024. The following table helps illustrate the impact of two fewer workdays:

		Previous Guidance Fiscal 2025				Updated Guidance Fiscal 2025
(in millions)	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

	A	B	E	H	I	L	M	P	Q
Total revenue	$9,596.6	$10,255.0	6.9%	$10,320.0	7.5%	$10,280.0	7.1%	$10,305.0	7.4%
			E=(B-A)/A		I=(H-A)/A		M=(L-A)/A		Q=(P-A)/A
	C	D		D		D		D
Workdays in the period	262	260		260		260		260

	A	F	G	J	K	N	O	R	S
Workday adjusted revenue	$9,596.6	$10,333.9	7.7%	$10,399.4	8.4%	$10,359.1	7.9%	$10,384.3	8.2%
		F=(B/D)*C	E=(F-A)/A	F=(H/D)*C	K=(J-A)/A	N=(L/D)*C	O=(N-A)/A	R=(P/D)*C	S=(R-A)/A

Acquisition/Foreign currency impacts			(0.7)%		(0.7)%		(0.5)%		(0.5)%

Organic revenue growth			7.0%		7.7%		7.4%		7.7%

Please note the following regarding the total revenue guidance:
•Guidance does not assume any future acquisitions.
•Guidance incorporates the impact of foreign currency exchange rate fluctuations. While the first half of fiscal 2025 revenue was negatively impacted by only 0.1% or $5 million, the second half of fiscal 2025 is expected to be negatively impacted by approximately 0.4% or $16 million.
•Guidance assumes no significant economic disruption or downturn.

For fiscal 2025, we are raising our diluted EPS expectations from a range of $4.28 to $4.34 to a range of $4.36 to $4.40.

		Previous Guidance Fiscal 2025				Updated Guidance Fiscal 2025
	Fiscal 2024 (1)	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

Diluted EPS	$3.79	$4.28	12.9%	$4.34	14.5%	$4.36	15.0%	$4.40	16.1%

(1)All references made to common stock shares, common stock per share amounts and treasury stock shares in this table, in the accompanying consolidated condensed financial statements and applicable disclosures have been retroactively adjusted to reflect the effects of the Stock Split.

Please note the following regarding diluted EPS guidance:
•Fiscal year 2025 interest, net is expected to be approximately $100.0 million compared to $95.0 million in fiscal year 2024, predominately as a result of higher variable rate debt. This may change as a result of future share buybacks or acquisition activity.
•Fiscal year 2025 effective tax rate is expected to be 20.2%.
•Our diluted EPS guidance includes no future share buybacks or significant economic disruptions or downturn.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2025 third quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements, including statements regarding our future business plans and expectations, and including the company's fiscal 2025 full-year guidance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; changes in global trade policies, tariffs, and other measures that could restrict international trade; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to sustainability opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls over financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity risk management; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2024 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2025	February 29, 2024	% Change
Revenue:
Uniform rental and facility services	$2,021,144	$1,876,642	7.7%
Other	588,015	529,531	11.0%
Total revenue	2,609,159	2,406,173	8.4%

Costs and expenses:
Cost of uniform rental and facility services	1,009,660	960,208	5.2%
Cost of other	280,158	258,117	8.5%
Selling and administrative expenses	709,488	667,048	6.4%

Operating income	609,853	520,800	17.1%

Interest income	(1,349)	(930)	45.1%
Interest expense	24,764	25,530	(3.0)%

Income before income taxes	586,438	496,200	18.2%
Income taxes	122,941	98,621	24.7%
Net income	$463,497	$397,579	16.6%

Basic earnings per share	$1.14	$0.98	16.3%

Diluted earnings per share	$1.13	$0.96	17.7%

Basic weighted average common shares outstanding	403,769	405,910
Diluted weighted average common shares outstanding	410,307	412,746

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2025	February 29, 2024	% Change
Revenue:
Uniform rental and facility services	$5,945,393	$5,554,009	7.0%
Other	1,727,136	1,571,671	9.9%
Total revenue	7,672,529	7,125,680	7.7%

Costs and expenses:
Cost of uniform rental and facility services	3,004,875	2,882,022	4.3%
Cost of other	819,479	772,691	6.1%
Selling and administrative expenses	2,085,901	1,949,928	7.0%

Operating income	1,762,274	1,521,039	15.9%

Interest income	(3,561)	(2,121)	67.9%
Interest expense	77,048	76,664	0.5%

Income before income taxes	1,688,787	1,446,496	16.8%
Income taxes	324,762	289,219	12.3%
Net income	$1,364,025	$1,157,277	17.9%

Basic earnings per share	$3.37	$2.83	19.1%

Diluted earnings per share	$3.31	$2.79	18.6%

Basic weighted average common shares outstanding	403,568	406,723
Diluted weighted average common shares outstanding	410,492	413,389

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Nine Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024

Uniform rental and facility services gross margin	50.0%	48.8%	49.5%	48.1%
Other gross margin	52.4%	51.3%	52.6%	50.8%
Total gross margin	50.6%	49.4%	50.2%	48.7%
Net income margin	17.8%	16.5%	17.8%	16.2%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Nine Months Ended
(In thousands)	February 28, 2025	February 29, 2024

Net cash provided by operations	$1,530,156	$1,386,741
Capital expenditures	(294,260)	(307,558)
Free cash flow	$1,235,896	$1,079,183

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Revenue Growth

	Three Months Ended			Nine Months Ended
	February 28, 2025	February 29, 2024	Growth %	February 28, 2025	February 29, 2024	Growth %
	A	B	G	I	J	O
Revenue	$2,609,159	$2,406,173	8.4%	$7,672,529	$7,125,680	7.7%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	65		195	196

	E	F	H	M	N	P
Workday adjusted revenue	$2,609,159	$2,406,173	8.4%	$7,711,875	$7,125,680	8.2%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition and foreign currency exchange impact, net			(0.5)%			(0.5)%

Organic revenue growth			7.9%			7.7%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended February 28, 2025
Revenue	$2,021,144	$301,759	$286,256	$2,609,159
Gross margin	$1,011,484	$172,133	$135,724	$1,319,341
Selling and administrative expenses	$522,001	$100,600	$86,887	$709,488
Operating income	$489,483	$71,533	$48,837	$609,853

For the three months ended February 29, 2024
Revenue	$1,876,642	$262,602	$266,929	$2,406,173
Gross margin	$916,434	$147,732	$123,682	$1,187,848
Selling and administrative expenses	$496,027	$90,015	$81,006	$667,048
Operating income	$420,407	$57,717	$42,676	$520,800

For the nine months ended February 28, 2025
Revenue	$5,945,393	$893,693	$833,443	$7,672,529
Gross margin	$2,940,518	$512,421	$395,236	$3,848,175
Selling and administrative expenses	$1,532,238	$294,377	$259,286	$2,085,901
Operating income	$1,408,280	$218,044	$135,950	$1,762,274

For the nine months ended February 29, 2024
Revenue	$5,554,009	$789,696	$781,975	$7,125,680
Gross margin	$2,671,987	$438,824	$360,156	$3,470,967
Selling and administrative expenses	$1,445,440	$262,996	$241,492	$1,949,928
Operating income	$1,226,547	$175,828	$118,664	$1,521,039

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands)

	February 28, 2025	May 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$243,428	$342,015
Accounts receivable, net	1,397,824	1,244,182
Inventories, net	420,826	410,201
Uniforms and other rental items in service	1,100,039	1,040,144
Income taxes, current	663	—
Prepaid expenses and other current assets	178,648	148,665
Total current assets	3,341,428	3,185,207

Property and equipment, net	1,610,414	1,534,168

Investments	336,892	302,212
Goodwill	3,353,553	3,212,424
Service contracts, net	315,336	321,902
Operating lease right-of-use assets, net	209,399	187,953
Other assets, net	444,114	424,951
	$9,611,136	$9,168,817

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$408,461	$339,166
Accrued compensation and related liabilities	208,952	214,130
Accrued liabilities	825,032	761,283
Income taxes, current	—	18,618
Operating lease liabilities, current	48,786	45,727
Debt due within one year	449,915	449,595
Total current liabilities	1,941,146	1,828,519

Long-term liabilities:
Debt due after one year	2,027,477	2,025,934
Deferred income taxes	466,816	475,512
Operating lease liabilities	165,664	146,824
Accrued liabilities	417,785	375,656
Total long-term liabilities	3,077,742	3,023,926

Shareholders’ equity:
Preferred stock, no par value: 100 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 1,700,000 shares authorized FY 2025: 776,172 issued and 403,669 outstanding FY 2024: 773,097 issued and 405,008 outstanding	2,525,876	2,305,301
Retained earnings	11,507,826	10,617,955
Treasury stock: FY 2025: 372,503 shares FY 2024: 368,089 shares	(9,498,504)	(8,698,085)
Accumulated other comprehensive income	57,050	91,201
Total shareholders’ equity	4,592,248	4,316,372
	$9,611,136	$9,168,817

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2025	February 29, 2024
Cash flows from operating activities:
Net income	$1,364,025	$1,157,277

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	225,714	207,637
Amortization of intangible assets and capitalized contract costs	146,580	119,815
Stock-based compensation	97,586	84,490
Gain on sale of property and equipment	(19,341)	—
Deferred income taxes	(7,286)	(21,366)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(158,761)	(109,040)
Inventories, net	(8,053)	55,834
Uniforms and other rental items in service	(60,502)	(9,060)
Prepaid expenses and other current assets and capitalized contract costs	(146,062)	(104,873)
Accounts payable	72,799	5,771
Accrued compensation and related liabilities	(4,562)	(58,511)
Accrued liabilities and other	47,617	52,945
Income taxes, current	(19,598)	5,822
Net cash provided by operating activities	1,530,156	1,386,741

Cash flows from investing activities:
Capital expenditures	(294,260)	(307,558)
Purchases of investments	(7,064)	(7,592)
Proceeds from sale of property and equipment	23,972	—
Acquisitions of businesses, net of cash acquired	(198,808)	(185,028)
Other, net	1,788	(3,100)
Net cash used in investing activities	(474,372)	(503,278)

Cash flows from financing activities:
Repayment of debt	—	(13,450)
Proceeds from exercise of stock-based compensation awards	699	1,275
Dividends paid	(453,703)	(393,310)
Repurchase of common stock	(678,129)	(468,146)
Other, net	(19,448)	(5,839)
Net cash used in financing activities	(1,150,581)	(879,470)

Effect of exchange rate changes on cash and cash equivalents	(3,790)	341

Net (decrease) increase in cash and cash equivalents	(98,587)	4,334
Cash and cash equivalents at beginning of period	342,015	124,149
Cash and cash equivalents at end of period	$243,428	$128,483